EXHIBIT 99.1
FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
The following financial statements for JDS Pharmaceuticals, L.L.C. (“JDS”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are presented in accordance with the requirements of Regulation S-X, Rule 3-05(b). JDS has a fiscal year end of December 31.
Noven Pharmaceuticals, Inc. (“Noven”) acquired JDS on August 14, 2007.

JDS Pharmaceuticals, L.L.C.
Consolidated Financial Statements
Years Ended December 31, 2006 and 2005

Independent auditors’ report	3

Consolidated financial statements:
Balance sheets	4
Statements of operations	5
Statements of members’ deficit	6
Statements of cash flows	7
Summary of business and significant accounting policies	8-11
Notes to consolidated financial statements	12-20

Independent Auditors’ Report
To the Members of
     JDS Pharmaceuticals, L.L.C.
New York, New York
We have audited the accompanying consolidated balance sheets of JDS Pharmaceuticals, L.L.C. (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, members’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of JDS Pharmaceuticals, L.L.C. at December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
As described in the summary of business and significant accounting policies to the financial statements, effective January 1, 2006, the Company adopted the fair value method of accounting provisions of Statement of Financial Accounting Standard No. 123 (revised 2004), “Share Based Payment.”
/s/ BDO Seidman LLP
July 3, 2007

JDS Pharmaceuticals, L.L.C.
Consolidated Balance Sheets
(dollars in thousands)

December 31,	2006	2005
Assets
Current:
Cash and cash equivalents	$2,983	$11,849
Accounts receivable, net of allowances	2,904	2,198
Inventories (Note 1)	1,927	512
Other current assets	1,129	817

Total current assets	8,943	15,376
Property and equipment, net (Note 2)	439	75
Intangible assets, net of amortization of $7,837 and $3,855 (Note 3)	22,562	26,399
Other (Note 4)	158	157

	$32,102	$42,007

Liabilities and Members’ Deficit
Current liabilities:
Accounts payable and accrued expenses (Note 10)	$8,197	$5,379
Current portion of long-term obligations (Note 5)	2,372	985

Total current liabilities	10,569	6,364
Long-term obligations, less current portion (Note 5)	9,323	11,284
Liability for stock-based compensation	82	—
Accreted unit option value (Note 7)	645	323
Units subject to mandatory redemption, net of unamortized deferred issuance costs of $161 and $293 for 2006 and 2005, respectively (Note 6)	47,536	36,378

Total liabilities	68,155	54,349

Commitments (Notes 3 and 8)
Members’ deficit (Note 7):
Common units, no par value, 79,999,999 units issued and outstanding	36	—
Accumulated deficit	(36,089)	(12,342)

Total members’ deficit	(36,053)	(12,342)

	$32,102	$42,007

See accompanying summary of business and significant accounting policies and notes to consolidated financial statements.

JDS Pharmaceuticals, L.L.C.
Consolidated Statements of Operations
(dollars in thousands)

Year ended December 31,	2006	2005
Net revenues (Note 9)	$20,357	$14,703
Cost of products sold	3,611	3,018

Gross profit	16,746	11,685

Expenses:
Selling, distribution and administrative	21,684	8,715
Research and development	2,276	2,718
Accretion on unit options (Note 7)	321	243
Depreciation and amortization	4,081	2,947

Total expenses	28,362	14,623

Operating loss	(11,616)	(2,938)
Accretion on units subject to mandatory redemption (Note 6)	11,158	5,792
Accretion on long-term obligations (Note 5)	749	121
Interest expense	359	380
Interest income	(137)	(110)

Loss before income tax expense	(23,745)	(9,121)
Income tax expense	2	2

Net loss	$(23,747)	$(9,123)

See accompanying summary of business and significant accounting policies and notes to consolidated financial statements.

JDS Pharmaceuticals, L.L.C.
Consolidated Statements of Members’ Deficit
(dollars in thousands)

Years ended December 31, 2006 and 2005
Balance, December 31, 2004	$(3,219)
Net loss	(9,123)

Balance, December 31, 2005	(12,342)
Net loss	(23,747)

Balance, December 31, 2006	$(36,089)

See accompanying summary of business and significant accounting policies and notes to consolidated financial statements.

JDS Pharmaceuticals, L.L.C.
Consolidated Statements of Cash Flows
(dollars in thousands)

Year ended December 31,	2006	2005
Cash flows from operating activities:
Net loss	$(23,747)	$(9,123)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Accretion on units subject to mandatory redemption	11,026	5,701
Stock-based compensation	118	—
Accretion on unit options	321	243
Accretion of long-term obligations	749	121
Amortization of intangible assets	3,982	2,930
Amortization of debt issuance cost	132	91
Depreciation and amortization	99	18
Changes in operating assets and liabilities:
Accounts receivable	(706)	(2,112)
Inventories	(1,415)	(92)
Other assets	(313)	(897)
Accounts payable and accrued expenses	2,818	3,892
Income taxes payable	—	(24)

Net cash provided by (used in) operating activities	(6,936)	748

Cash flows from investing activities:
Acquisition of intangible assets, net of adjustment for 2005 intangible acquisition	(145)	(8,583)
Acquisition of property and equipment	(463)	(60)

Net cash used in investing activities	(608)	(8,643)

Cash flows from financing activities:
Principal payments of long-term obligations	(1,322)	—
Issuance of units subject to mandatory redemption, net of issuance cost	—	14,434
Tax distributions	—	(78)

Net cash provided by (used in) financing activities	(1,322)	14,356

Net increase (decrease) in cash and cash equivalents	(8,866)	6,461
Cash and cash equivalents, beginning of year	11,849	5,388

Cash and cash equivalents, end of year	$2,983	$11,849

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$430	$378
Noncash financing and investing activities:
Note issued for intangible assets	—	7,404
See accompanying summary of business and significant accounting policies and notes to consolidated financial statements.

JDS Pharmaceuticals, L.L.C.
Summary of Business and Significant Accounting Policies
(dollars in thousands, except per unit data)
Organization and Operations
     JDS Pharmaceuticals, L.L.C. (the “Company”) is primarily engaged in the development, marketing, sales and distribution of branded pharmaceutical products. All the Company’s net revenues come from the sales of either Lithobid®, for the treatment of bipolar disorder, which was purchased from Solvay Pharmaceutical, Inc. on August 24, 2004, or Pexeva®, for the treatment of depression which was purchased from Synthon Pharmaceuticals, Inc. on November 1, 2005.
     The Company, a limited liability company, was formed under the laws of the State of Delaware on July 19, 2004.
     The consolidated financial statements include the accounts of JDS Pharmaceuticals, L.L.C. and its wholly-owned subsidiary, JDS Neuro, LLC, after elimination of intercompany transactions and balances.
Risks and Other Factors
     The Company’s operations are subject to certain risk factors and uncertainties such as competition from larger, more established pharmaceutical companies. Many of these competitors have substantially greater development capabilities and experience and manufacturing, marketing, financial and managerial resources. Any one or any combination of these factors could have a material impact on the Company’s financial position, results of operations or cash flows.
     Future operating performance and future ability to fund working capital needs will depend on the Company’s commercial success. Its future success depends upon maintaining its ability to compete in the research, development and commercialization of products and technologies in its areas of focus. Competition from other pharmaceutical companies is intense.
     The Company maintains certain cash balances at financial institutions that are Federally insured and the balances have exceeded Federally-insured limits.
Use of Estimates
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
     Significant estimates include recoverability of intangible assets, and sales allowances and returns which are determined based upon historical and current trends.
Cash Equivalents
     Cash equivalents consist of short-term and highly liquid investments (primarily money market accounts and overnight repurchase agreements with interest rates that are re-set daily).
Accounts Receivable
     The Company is subject to a concentration of credit risk with respect to its accounts receivable all of which are due from wholesalers, distributors, and chain drug stores in the health care and pharmaceuticals industries throughout the United States. The Company performs ongoing credit evaluations of its customers and monitors for potential uncollectible accounts. There have been no losses from uncollectible accounts through December 31, 2006.

JDS Pharmaceuticals, L.L.C.
Summary of Business and Significant Accounting Policies
(dollars in thousands, except per unit data)
Inventories
     Inventories are stated at the lower of cost or market value with cost determined on the first-in, first-out basis.
Property and Equipment
     Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over their estimated useful lives of three years or the life of the lease.
Intangible Assets
     Intangible assets are stated at cost less accumulated amortization. Amortization is provided by the either by straight-line method or the pattern in which the economic benefit is expected to be realized for product rights and straight-line for other intangible assets.
Long-Lived Assets
     Long-lived assets, such as intangible assets, equipment and certain sundry assets, are evaluated for impairment periodically or when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value.
Revenue Recognition
     Revenues are recorded from product sales when title and risk of ownership have been transferred to the customer, typically upon delivery to the customer. Provisions for estimated sales allowances, returns, rebates and other pricing adjustments are accrued at the time revenues are recognized as a direct reduction of such revenue. The accruals are estimated based on available information regarding the portion of sales on which rebates and discounts can be earned, adjusted as appropriate for specific known events, and the prevailing contractual discount rates. Provisions are reflected either as a direct reduction to accounts receivable or, to the extent that they are due to entities other than customers, as accrued expenses. Adjustments to estimates, which have not been material, are recorded when customer credits are issued or payments are made to third parties.
Shipping and Handling Costs
     Presently, the Company does not charge its customers for shipping and handling costs. The amounts of such costs are included in cost of sales.
Research and Development
     The Company’s research and development consists of expenses incurred in developing and testing its product candidates. These expenses consist primarily of fees paid to contract research organizations and other third parties to assist the Company in managing, monitoring and analyzing its clinical trials, clinical trial costs paid to sites and investigators’ salaries, costs of non-clinical studies, costs of contract manufacturing services, costs of material used in clinical trials and non-clinical studies, fees paid to third parties for development candidates or drug delivery or formulation technologies that the Company has licensed and related personnel expenses. Research and development costs are expensed as incurred. For products that have not been approved by the FDA, inventory used in clinical trials is expensed at the time of production and recorded as research and development expense.

JDS Pharmaceuticals, L.L.C.
Summary of Business and Significant Accounting Policies
(dollars in thousands, except per unit data)
Income Taxes
     The Company is not subject to Federal or state income taxes, but is subject to state filing fees and New York City unincorporated business tax, which represent the income tax expense in the periods presented. The members are required to report their respective shares of the Company’s income, deductions and credits in their income tax returns.
     Deferred income taxes have not been recorded since they have an immaterial effect on the financial statements.
Unit-Based Payments
     Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payments”, which requires share-based payment awards exchanged for employee service to be measured at fair value and expensed in the statement of operations over the requisite employee service period (vesting period). Prior to January 1, 2006, the Company accounted for employee related unit compensation under the principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, and its associated interpretations. The Company recognized compensation expense equivalent to the excess of fair value over the exercise price at the date of grant.
     SFAS No. 123(R) requires companies to record compensation expense for stock options measured at fair value, on the date of grant, using an option-pricing model. The fair value of the Company’s stock options is determined using the Black-Scholes valuation model, which is consistent with the Company’s valuation techniques previously utilized under SFAS No. 123.
     The Company adopted the prospective transition method provided for under SFAS No. 123(R) and, accordingly, did not restate prior period amounts. Under the prospective method, entities continue to account for non-vested awards outstanding at the date of adoption of SFAS No. 123(R) in the same manner as they had been accounted for prior to adoption for financial statement recognition purposes. All awards granted, modified or settled after the date of adoption will be accounted for using the measurement, recognition and attribution provisions of SFAS No. 123(R). Stock-based compensation expense for all equity awards granted after January 1, 2006 is based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123(R). Stock-based compensation expense includes an estimate for forfeitures and is recognized over the expected term of the award on a straight-line basis upon adoption of SFAS No. 123(R). As a result of adopting SFAS No. 123(R), the Company recorded, as a component of employee expenses, a charge of $118 and allocated $90 to selling, distribution and administration, $19 to research and development and $9 to cost of products sold.
     The fair value of these awards was estimated using the Black-Scholes valuation model with the following weighted-average assumptions for the year ended December 31, 2006:

Risk-free interest rate	4.82%
Dividend yield	—
Expected volatility	55.5%
Expected term in years	2 years
Fair value of stock options	$.23

JDS Pharmaceuticals, L.L.C.
Summary of Business and Significant Accounting Policies
(dollars in thousands, except per unit data)
The risk-free interest rate is based on the U.S. Treasury zero-coupon yield with a maturity that approximates the expected term of the option. There is no expected dividend yield. The Company’s expected volatility is determined annually using a basket of peer company historical volatility rates until such time its stock history is equal to its contractual terms. The expected term is based on management’s expectations.
Units Subject to Mandatory Redemption
     In May 2003, the Financial Accounting Standards Board issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This statement affects the classification, measurement and disclosure requirements of certain freestanding financial instruments, including mandatorily redeemable units. The Company adopted SFAS No. 150 which required the presentation of units subject to mandatory redemption in liabilities and accretion on units subject to mandatory redemption on a separate line (similar to interest expense) in the statement of operations.
Fair Value of Financial Instruments
     The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value due to the short-term maturities of these assets and liabilities. It is not practical to determine the fair value of the Company’s debt or redeemable preferred units.
Segment Reporting
     The Company manages its operations and reports as a single operating segment, consisting of principally the developing, selling and distributing various branded pharmaceuticals products. All products are sold within the United States.
Advertising Expense
     The Company expenses the cost of advertising as the expense is incurred. For the years ended December 31, 2006 and 2005, the expense totaled $744 and $164, respectively.
New Accounting Pronouncements
     In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements, and accordingly, does not require any new fair value measurements. SFAS No. 157 is effective for the Company in 2008. The Company is currently reviewing the provisions of SFAS No. 157, but does not expect it to have a material impact on its financial statements.
     In July 2006, the FASB released FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. This interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. This statement is effective for fiscal years beginning after December 15, 2006. The Company believes that the adoption of FIN 48 will not have a material impact on its results of operations and financial position.

JDS Pharmaceuticals, L.L.C.
Notes to Consolidated Financial Statements
(dollars in thousands, except per unit data)
1. Inventories
     At December 31, 2006 and 2005, inventories consist of the following:

December 31,	2006	2005
Finished goods	$1,056	$512
Raw materials	871	—

Total	$1,927	$512

2. Property and Equipment
     At December 31, 2006 and 2005, property and equipment consist of the following:

December 31,	2006	2005
Computer hardware and software	$90	$52
Office furniture	190	9
Leasehold improvements	277	36

Total property and equipment	557	97
Less: Accumulated depreciation and amortization	118	22
Net property and equipment	$439	$75

JDS Pharmaceuticals, L.L.C.
Notes to Consolidated Financial Statements
(dollars in thousands, except per unit data)
3. Intangible Assets
     At December 31, 2006 and 2005 property rights and other intangibles consist of the following:
December 31, 2006

	Amortization period and	Gross carrying	Accumulated
	method	amount	amortization	Net
Product rights — Pexeva (a)	12 years, straight line	$16,972	$1,636	$15,336
Product rights —	8 years, based upon the
Lithobid (b)	pattern in which the
	economic benefits are
	expected to be realized	12,851	6,188	6,663
Other (c)	15 years, straight line	576	13	563

		$30,399	$7,837	$22,562

December 31, 2005

	Amortization period and	Gross carrying	Accumulated
	method	amount	amortization	Net
Product rights — Pexeva (a)	12 years, straight line	$16,827	$233	$16,594
Product rights —	8 years, based upon the
Lithobid (b)	pattern in which the
	economic benefits are
	expected to be realized	12,851	3,609	9,242
Other (c)	15 years, straight line	576	13	563

		$30,254	$3,855	$26,399

(a) Product Rights — Pexeva
     In November 2005, the Company entered into an asset purchase agreement with Synthon Pharmaceuticals, Inc. (“Synthon”) for the purchase of Pexeva, a selective serotonin reuptake inhibitor (“SSRI”) for treatment of depression, obsessive/compulsive disorder, and/or panic disorder.
     In this transaction, the Company purchased certain assets related to Pexeva including: the New Drug Application, intellectual property including patents, trademarks and certain finished goods inventory. Pursuant to the agreement, the purchase price was adjusted for finished goods inventory held by customers. Additionally, the agreement provided that Synthon would be responsible for any product returns, chargebacks and rebates that arise from sales that arose prior to the closing of the transaction.
     The purchase of Pexeva included a cash payment at the time of closing and an obligation to make certain future fixed payments and certain contingent payments.

JDS Pharmaceuticals, L.L.C.
Notes to Consolidated Financial Statements
(dollars in thousands, except per unit data)
     The cash payment at the time of closing and future fixed payment obligations were as follows:

	Acquisition date
	Assets	Payment
Product rights — Pexeva	$16,972	$—
Finished goods and samples	702	—
Cash paid at closing	—	10,019
Fixed milestone payments (see Note 5)	—	3,091
Other minimum guaranteed payments (see Note 5)	—	4,313
Other	—	251

Total	$17,674	$17,674

Additionally, the Company is committed to make the following contingent payments:
•	Payments of $1,000 if net sales during the calendar year 2007 and/or 2008 equal or exceed $7,000 but are less than $8,000; or payments of $2,000 if net sales during the calendar year 2007 and/or 2008 exceed $8,000.

•	Payments of $1,250 with respect to each of the first two calendar years from 2007 through 2017, inclusive, as to which annual net sales equal or exceed $10,000.

•	A $5,000 payment with respect to the first calendar year from November 1, 2005 through and including 2017, as to which annual net sale equal or exceed $30,000.

•	As part of the purchase price in addition to the amounts set forth above, the Company is committed to pay $0.075 (“Additional Fee”) for each tablet of Pexeva or any product containing paroxetine mesylate as an active ingredient that is sold for commercial distribution by the Company during the period from closing to the earlier of expiration date of a certain patent (June 10, 2017) or such earlier date as there has been a judicial finding of invalidity. The Additional Fee shall be paid quarterly with 45 days of the end of the quarter to which each payment relates.
     In the event that Additional Fee payments for a calendar year are less than $350, the Company shall pay Synthon the difference between the total Additional Fee paid and with respect to such calendar year and the $350.
     In the event the Additional Fee payments for any calendar year are in excess of $350, the excess shall be applied to reduce the annual minimum Additional Fee obligation of the next (and subsequent) calendar years until such entire excess has been so applied.

JDS Pharmaceuticals, L.L.C.
Notes to Consolidated Financial Statements
(dollars in thousands, except per unit data)
The total payments of Additional Fees shall equal at least the Additional Fee Aggregate Minimum (as defined below). The Additional Fee Aggregate Minimum shall be equal to $10,000, provided however, if the Additional Fee period ends prior to the expiration of a certain patent (currently 2017), the Additional Fee Aggregate Minimum shall be adjusted to equal $10,000 multiplied by a fraction, the numerator of which is the number of months in the Additional Fee period and the denominator of which shall be the number of months from closing until June 10, 2017. In the event payments of Additional Fee are less than the Additional Fee Aggregate Minimum, the Company shall pay the difference between the total Additional Fee paid and the additional Fee Aggregate Minimum within 45 days of the end of the Additional Fee period. The Company reserves the right to prepay the amount of any Additional Fee Aggregate Minimum remaining at any time on or after the purchase of Pexeva. Any prepayment will be discounted at a rate of 9.75% from June 10, 2017 to the date of the prepayment and will constitute payment in full for this obligation so that no further additional fee would be required.
(b) Product Rights — Lithobid
     In August 2004, the Company entered into an asset purchase agreement with Solvay Pharmaceuticals, Inc. (“Solvay”) for the purchase of Lithobid, a leading brand of twice daily lithium carbonate indicated for the treatment of bipolar disorder.
     In this transaction, the Company purchased certain assets related to Lithobid including: the New Drug Application, intellectual property including trademarks and certain finished goods inventory. Pursuant to the agreement, the purchase price was adjusted for the amount of net profits earned by Solvay from sales of Lithobid from July 1, 2004 to August 24, 2004 and certain assumed liabilities associated with sales allowances due customers for finished goods inventory held by customers. Additionally, the agreement provided that Solvay would be responsible for any product returns, chargebacks and rebates that arise from sales that arose prior to the closing of the transaction and sales allowances as of various defined dates.
     The cost of this acquisition and methods of payment were as follows:

	Acquisition date
	Assets	Payment
Product rights — Lithobid	$12,851	$—
Inventory (finished goods)	486	—
Rights to the net profit earned on sales of Lithobid from July 1, 2004 to August 24, 2004	983	—
Cash paid at closing	—	10,000
Promissory note payable (see Note 5)	—	4,743
Other receivable	487	—
Other	—	64

Total	$14,807	$14,807

     In connection with the acquisition, the Company raised certain matters with Solvay regarding the excessive level of inventory held by customers at the date of the transaction. This matter was resolved in 2005 by Solvay being financial responsible for certain additional chargebacks and

JDS Pharmaceuticals, L.L.C.
Notes to Consolidated Financial Statements
(dollars in thousands, except per unit data)
rebates transactions through various new defined dates. This resulted in the Company recording in 2005 a reduction in the product rights assigned to Lithobid of $840.
     In connection with the acquisition of the product rights to Lithobid, the Company entered into a manufacturing and supply agreement with Solvay to manufacture and supply Lithobid for up to five years, subject to certain limitations.
(c) Other
     In 2004, the Company purchased certain U.S. and international patents, other intellectual property and a contract related to a developed product currently being registered in one European market. The Company may be obligated in the future periods to pay additional amounts of up to $ 4,000, subject to the achievement of certain product milestones, as defined.
     In connection with this acquisition, the Company also entered into an exclusive supply agreement with another party.
     Amortization of product rights and other intangibles for the year ended December 31, 2006 and 2005 amounted to $3,982 and $2,930, respectively. Annual amortization expense for the calendar years 2007 through 2011 is expected to be $3,471, $2,444, $2,444, $2,444 and $2,444, respectively.
4. Restricted Cash
     Included in Other Assets at December 31, 2006 is $158 of restricted cash that serves as collateral for a letter of credit that the Company has with a lessor.
5. Long-Term Obligations
     At December 31, 2006 and 2005 long-term obligations consist of the following:

December 31,	2006	2005
Promissory note (a)	$3,755	$4,743
Fixed milestone obligations (b)	3,462	3,142
Other minimum guaranteed payments (c)	4,478	4,384

Total obligations	11,695	12,269
Less: Current portion of obligations	2,372	985

Net long-term obligations	$9,323	$11,284

(a) Promissory Note
     On August 24, 2004, the Company executed a $4,743 promissory note and security agreement with Solvay in connection with the acquisition of the product rights related to Lithobid (see Note 3). The interest rate on the promissory note is at eight (8%) percent per annum, payable quarterly through July 1, 2006. Equal monthly payments of principal amounting to approximately $197, together with interest, began on August 1, 2006 and continue on the first day of each month thereafter through July 1, 2008.
     The Company granted Solvay a continuing and first priority security interest in all of the Company’s right, title and interest in the purchased assets, as defined in the agreement, as well as all products and proceeds whether now existing or acquired in the future.
(b) Fixed Milestone Payments
     On November 1, 2005, the Company in its asset purchase agreement of Pexeva (see Note 3) committed to make two $2,000 payments, one each on December 31, 2007 and December 31, 2008.

JDS Pharmaceuticals, L.L.C.
Notes to Consolidated Financial Statements
(dollars in thousands, except per unit data)
As each of these fixed milestone payments were noninterest bearing, the Company has recorded its obligations to make these fixed milestone payments at the discounted value of these obligations ($3,091) and is accreting interest on these payments, at a constant rate of 9.75%, between November 1, 2005 and the date they are due.
(c) Other Minimum Guaranteed Payments
     On November 1, 2005, the Company in its asset purchase agreement of Pexeva (see Note 3) committed to make an Additional Fee Aggregate Minimum payments between closing and June 10, 2017 of $10,000. As the Additional Fee Aggregate Minimum payments are noninterest bearing, the Company has recorded its fixed obligation to make minimum annual Additional Fee payments of $350 between closing and 2017 and a final payment of $6,150 in 2017 at the discounted value of these obligations ($4,313) and is accreting interest on these payments, at a constant rate of 9.75%, between November 1, 2005 and the date they are due.
6. Financing
     On August 24, 2004, the Company received $15,000 for the sale of 15,000,000 preferred units, 50,000,000 common units and 29,999,999 hurdle units and on October 31, 2005, the Company received $14,463 for the sale of 14,462,809 preferred units. As of December 31, 2006, the Company has additional funding commitments from investors of $32,537, of which $19,540 relates to the acquisition of new products and $12,997 relates to operations. The commitments terminate in August 2009 or upon redemption in full of all of the outstanding preferred units.
     Hurdle units will be eligible to share in distributions made to holders of common units upon achieving certain hurdles of increase in the distributions to the Company’s common unitholders. With the exception of tax distributions, distributions per common unit in excess of $1.00 triggers participation of certain hurdle unitholders along with common unitholders pro rata in the excess distribution. The remaining hurdle units require excesses of per common units starting from $1.94 up to $5.06. Hurdle units will be treated as common units upon an initial public offering.
     The redemption date for the preferred units is July 31, 2011 or the occurrence of a change of control or an initial public offering. After the first anniversary of the issuance date, the Company may redeem any or all of the preferred units by a cash payment to the holders. In the event of the liquidation of the Company, the holder of the preferred units is entitled to a preferential liquidation distribution of $1.00 per share in addition to all accrued and unpaid preferential dividends. The holder of the preferred units is entitled to receive cumulative preferential dividends at a compounding rate per annum of 30.0%.
     The cash raised in the transactions were ascribed to the preferred units (based upon the estimated fair value of the preferred and common units) and classified as units subject to mandatory redemption in the Company’s balance sheet as per SFAS No. 150. Accretion on units subject to mandatory redemption is presented similar to interest expense in the statement of operations.
     In connection with the two offerings, the Company incurred certain expenditures (totaling $415) and accounted for such expenditures as offsets to units subject to mandatory redemption. Such expenditures are amortized over two or three years representing the expected life of preferred units. The amortization of expenditures increases accretion on units subject to mandatory redemption.
7. Unit-Based Payment Transactions
     Under the unit incentive plan (the “Plan”), employees, directors and persons designated by the Board of Managers may be granted options that allow for the purchase of shares of Common Phantom Units, Restricted

JDS Pharmaceuticals, L.L.C.
Notes to Consolidated Financial Statements
(dollars in thousands, except per unit data)
Common Units and Preferred Phantom Units (collectively the “Units”). In 2004, a total of 5,000,000 Common Phantom Units, as reduced by the number of Restricted Common Units issued and outstanding, and 750,000 of Preferred Phantom Units were authorized for issuance under the Plan. In 2005, a total of an additional 4,873,250 Common Phantom Units were authorized for issuance under the Plan. Upon certain occurrences, the Units shall terminate and the participants shall be entitled to purchase the number of newly issued units. Under the Plan, there are 2,380,174 common units available for grants at December 31, 2006 and all authorized preferred units have been granted.
     The Plan is administered by an appointed Compensation Committee or the Board of Managers if none appointed which determines the terms and conditions of each option granted, consistent with the terms of the Plan. No units shall be granted under the Plan after August 25, 2014.
     The Common Phantom Units are redeemable for cash upon a liquidity event, as defined. These units are remeasured to fair value at each balance sheet date and the resulting change in the fair value will be recorded to operating expenses. Through December 31, 2005, there was no fair value for these units. In 2006, the fair value was $82, which was expensed.
     During the year ended December 31, 2006 and 2005, the Company granted the right to purchase 2,616,739 and 2,313,250 common units, respectively, with an average exercise price of $-0-. These common unit options are vesting over 12 to 48 months, but vest earlier upon a liquidity event, as defined.
     The total expense related to unvested Restricted Common Units was $118 at December 31, 2006, which will be expensed over the next two years.
     During the period from July 19, 2004 (inception) to December 31, 2004, the Company granted the right to purchase 4,557,826 common units with an average exercise price of $-0-. These common unit options are vesting over 24 to 48 months except 1,268,116 units that were vested at the grant date. Included in common unit option grants were 50,000 units issued to a consultant with a minimal fair value, thus no expense was recorded.
     During the period from July 19, 2004 (inception) to December 31, 2006, the Company also granted to employees the right to purchase 750,000 preferred units with an average exercise price of $1.00. These preferred unit options vest over 36 to 48 months except 237,500 units that were vested at the grant date. The preferred unit options essentially give rise to accretion on unit options (similar to stock appreciation rights) computed at a compounding rate per annum of 30.0% over the product of number of units granted and exercise price. The resulting expense is recorded to accretion on unit options in the statement of operations with a corresponding credit to accreted unit options value in the balance sheet. During the years ended December 31, 2006 and 2005, the Company recorded accretion on unit options of $322 and $243, respectively.

JDS Pharmaceuticals, L.L.C.
Notes to Consolidated Financial Statements
(dollars in thousands, except per unit data)
     The following table summarizes activity under the Company’s plans from January 1, 2005 to December 31, 2006:

	Preferred
	Phantom units	Restricted common and Phantom common units
		Units available
		for grants	Outstanding
			Total units		Phantom
			subject to	Restricted	common
	Outstanding	Total	outstanding units	common units	units
Outstanding at January 1, 2005	750,000	442,174	4,557,826	4,347,826	210,000
Shares authorized through Plan Amendment	—	4,873,250	—	—	—
Options granted	—	(2,313,250)	2,313,250	2,273,250	40,000

Outstanding at December 31, 2005	750,000	3,002,174	6,871,076	6,621,076	250,000
Options granted	—	(2,616,739)	2,616,739	1,791,739	825,000
Options forfeited	—	1,994,739	(1,994,739)	(1,944,739)	(50,000)

Outstanding at December 31, 2006	750,000	2,380,174	7,493,076	6,468,076	1,025,000

     The following table summarizes information about units outstanding at December 31, 2006 and 2005:

	Units outstanding				Units exercisable
			Weighted
			average	Weighted		Weighted
	Range of		remaining	average		average
	exercise	Number	contractual	exercise	Number	exercise
Type	price	outstanding	life (years)	price	exercisable	price
December 31, 2006:
Common	$- to $.01	7,493,076	8.0	$- to $.01	4,896,492	$- to $.01
Preferred	$1.00	750,000	7.7	$1.00	614,236	$1.00

December 31, 2005:
Common	$- to $.01	6,871,076	8.7	$- to $.01	2,974,623	$- to $.01
Preferred	$1.00	750,000	8.7	$1.00	452,778	$1.00
8. Lease and Employment Commitments
     The Company leases office space under a noncancellable operating lease, which expires in September 2010. Total rent expense was $419 and $115 for the years ended December 31, 2006 and 2005 respectively. The lease requires the Company to maintain a letter of credit as security of $158, which is collateralized by cash (Note 4). At December 31, 2006, future minimum lease payments under all noncancellable operating leases consisted of approximately $384 in 2007, $403 in 2008, $418 in 2009, and $320 in 2010.
     At August 25, 2004, the Company entered into two employment contracts for a three-year period with a total compensation of $500 per year. The Company committed to pay $320 in 2007.

JDS Pharmaceuticals, L.L.C.
Notes to Consolidated Financial Statements
(dollars in thousands, except per unit data)
9. Customer Concentrations
     Sales to three customers individually exceeded 10% and, in the aggregate, accounted for approximately 89% of total net revenue for the years ended December 31, 2006 and 2005.
10. Accounts Payable and Accrued Expenses
     Accounts payable and accrued expenses consisted of the following at December 31, 2006 and 2005:

December 31,	2006	2005
Accounts payable trade	$2,870	$2,382
Accrued medicaid and managed care rebates	2,559	1,592
Other	2,768	1,405

	$8,197	$5,379

11. Employee Benefits
     In 2006, the Company initiated a profit sharing plan which qualifies under Section 401(k) of the Internal Revenue Code of 1986 (the “401(k) Profit Sharing Plan”). All employees are eligible on the first of the month following their date of hire and meet requirements, as defined. The 401(k) Profit Sharing Plan allows employees to invest up to the IRS maximum amount (determined annually) at their option. The Company may make matching contributions equal to a discretionary percentage, to be determined by the Company of the participant’s contribution. The Company has provided for contributions of $108 for the year ended December 31, 2006.
12. Subsequent Events
     On April 16, 2007, the Company received $7,000 for the sale of 7,000,000 preferred units on the same approximate terms as its earlier preferred unit sales (see Note 7). The proceeds will be used to finance future operations and the transactions noted in the next and last paragraphs.
     On April 26, 2007, the Company signed and closed a Development, License and Supply Agreement with Banner Pharmacaps Inc. This agreement licensed a product on file with the FDA as well as rights to the future development of an additional product in return for a $2,000 payment at inception and certain milestones payments upon FDA approval and or achievement of development milestones and royalties on future sales.
     On May 4, 2007 the Company entered into an Amended and Restated Promissory Note and Security Agreement with Solvay Pharmaceuticals, Inc (“Amended Note”) (see Note 5). The amended note provides that effective April 1, 2007, the outstanding balance on the note of $3,162 was to be repaid in equal monthly principal amounts of $93 over a remaining term of 34 month to January 2010. The original interest on the note of 8% remained the same.
     On May 22, 2007, the Company signed an Asset Purchase Agreement with Smithkline Beecham Corporation for the acquisition of a trademark and certain NDA and INDs. This transaction closed on July 2, 2007 and the Company paid $1,000 in cash at closing.